UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2020

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue
Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

COVID-19 Informational Update related to Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”)

(as of March 18, 2020 at 6:30 a.m. ET)

The recent outbreak of COVID-19 (novel coronavirus) has disrupted Bright Horizons’ operations in the United States, United Kingdom and the Netherlands. Bright Horizons’ primary focus and attention is on the well-being and health and safety of the children and families we serve along with the teachers and staff at our centers. Our business is also critically important to supporting first responders, scientists and health care and medical professionals who are working tirelessly to respond to COVID-19. In response to the growing challenges presented by COVID-19 and in order to direct resources to best support our clients, families and staff, Bright Horizons will temporarily close more than half of its U.S.-based centers, while continuing to operate critical health care client and “hub” centers to provide care and support services to the children whose parents are working on the front lines of the nation’s response, such as health care and medical professionals.

At this time, neither the duration nor scope of the disruption can be predicted and, therefore, the negative financial impact to our results and future financial or operational performance, including our fiscal 2020 guidance, cannot be reasonably estimated. We will provide an update during our Q1 2020 earnings release and call. The situation is constantly changing, and we continue to work with our local teams on the operational and business impact. Below is a brief summary of the operational impact of the COVID-19 outbreak to Bright Horizons centers.

United States: Effective this week, Bright Horizons will temporarily close more than half of its U.S.-based centers in coordination with families, center staff and client partners. We expect these centers will remain closed until the end of April, but we will continue to evaluate the closures based on recommendations from medical experts, guidance from the CDC, and direction from state and local health authorities. In the event circumstances change and we are able to re-open earlier, we will work with clients, parents and staff to adjust this timeline. Currently, we plan to continue to operate critical health care client and “hub” centers to provide care and services to the children whose parents are working on the front lines of the COVID-19 response as well as others with a critical need for care. During these temporary closures, the Company expects to pay affected employees through a transition notice period prior to their eligibility for unemployment insurance and other benefits.

United Kingdom: We operate approximately 300 centers in the U.K., and currently those centers remain open. While the situation remains fluid, we are continuously monitoring guidance from the U.K. health authorities in order to make the best possible decisions about individual center operations. There is no assurance that the U.K. centers will continue to fully operate.

Netherlands: We operate approximately 60 centers in the Netherlands. While the Dutch government has ordered all schools and child care centers to close, the government mandate permits schools and nurseries to remain open to serve the children of parents who work in vital professions, such as health care or emergency services. We are currently working to identify which centers may remain open at this time to serve this critical population.

Back-up Care and Educational Advisory: Our other service offerings – Back-up Care, including in-home care, and Educational Advisory – currently remain available to our clients and their employees. Our Back-up Care team is currently experiencing an increase in demand by clients and users for in-home care as we work to support the families of health care workers as well as other parents and families who may need additional support as a result of other business and/or school closures.

Balance Sheet: Bright Horizons has a strong balance sheet currently with approximately $100 million of cash and an undrawn $225 million multi-currency revolving credit facility.

While these are unprecedented circumstances, our value proposition to families, staff and clients remains the same – to provide high-quality child care and early education, dependent care, and workforce education services. These challenging times highlight our crisis management abilities and the value that our unique service offering provides to the families and clients we serve. We remain confident in our business model, the strength of our client partnerships and our ability to respond to changing market conditions.

(This information is as of the date and time noted above. Further updates, if any, will be posted to investors.brighthorizons.com. Given the fluid nature of this situation, information may change and we do not undertake a duty to update this information to reflect changes.)

The information under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results and actual events may vary significantly from the results or events anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our business and financial performance, center closures and openings, our fiscal 2020 performance and guidance, our liquidity, and the effects of the outbreak of COVID-19 on our business and results of operations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include the unpredictable nature of the COVID-19 virus and its global and economic impact, as well as its impact on us, and other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed February 27, 2020, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	March 18, 2020	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer